UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 14, 2015
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Definitive Material Agreement

On December 14, 2015 (the “Effective Date”), Micron Technology B.V. (“Micron BV”), a wholly-owned subsidiary of Micron Technology, Inc. (“Micron”), and Micron BV’s newly-formed, wholly-owned subsidiary, Micron Semiconductor Taiwan Co. Ltd. (“Buyer”) entered into a Framework Agreement (the “Framework Agreement”) with Inotera Memories, Inc. (“Inotera”), pursuant to which, on the terms and subject to the conditions of the Framework Agreement, Buyer will implement a 100% share swap pursuant to Article 29 of the Republic of China Mergers and Acquisitions Act and thereby acquire 100% of the issued and outstanding shares of Inotera (such transaction, the “Share Swap”). Inotera is a Taiwan-based company that presently manufactures DRAM products and sells such products exclusively to Micron. Micron, indirectly through two of its wholly-owned subsidiaries, holds 32.68% of the issued and outstanding Inotera shares, Nanya Technology Corporation (“NTC”) and certain of its affiliates together hold 31.97% of the issued and outstanding Inotera shares, and the remaining issued and outstanding Inotera shares are publicly held.

Upon consummation of the Share Swap, each issued and outstanding Inotera share will represent the right to receive from Buyer 30 New Taiwan dollars (“NT$”) in accordance with the terms of the Framework Agreement. Micron estimates that the aggregate consideration payable in the Share Swap for Inotera shares not already owned by Micron or its subsidiaries will be approximately $4.1 billion (which is expected to be approximately $3.2 billion net of cash and debt at Inotera).

The Framework Agreement provides that Micron BV, Buyer and Inotera will cooperate in good faith to negotiate and enter into, within 60 days following the Effective Date, a further definitive agreement to govern the Share Swap (a “Definitive Share Swap Agreement”). Either Buyer or Inotera may terminate the Framework Agreement if Micron BV, Buyer and Inotera do not enter into a Definitive Share Swap Agreement within such 60-day period. Unless and until Micron BV, Buyer and Inotera enter into a Definitive Share Swap Agreement or the Framework Agreement is terminated, the Framework Agreement will remain in effect and govern the Share Swap.

Under the Framework Agreement, the consummation of the Share Swap is subject to various conditions, including but not limited to: (1) the receipt of necessary regulatory approvals from authorities in Taiwan; (2) the adoption and approval of the Framework Agreement and the Share Swap by the shareholders of Inotera in accordance with applicable law (the “Inotera Shareholder Approval”), which requires the affirmative vote of holders of at least two-thirds of the issued and outstanding Inotera shares (including such shares held by Micron and its subsidiaries and by NTC and its affiliates); (3) the consummation and funding of debt financing, on terms satisfactory to Buyer or its designee, resulting in aggregate proceeds to Buyer or its designee of at least NT$80 billion to fund the Share Swap (the “Debt Financing”); and (4) unless Micron determines otherwise, the consummation of the transactions contemplated by the Share Purchase Agreement described below.

In addition to the termination rights described above that apply if Micron BV, Buyer and Inotera do not enter into a Definitive Share Swap Agreement within 60 days following the Effective Date, the Framework Agreement contains, among others, termination rights pursuant to which the Framework Agreement may be terminated: (1) by either Buyer or Inotera if the Share Swap has not occurred by November 30, 2016; (2) by Buyer if Buyer or its designee has not obtained debt commitment letters for the Debt Financing by May 1, 2016; (3) by Buyer if, at any time prior to the Inotera Shareholder Approval, NTC or any of its affiliates breaches any voting and support agreement with Micron BV and Buyer relating to the Share Swap or if any such voting and support agreement is no longer in effect; or (4) by Buyer if certain affiliates of NTC have not signed such voting and support agreements by December 23, 2015.

Consummation of the Share Swap is currently expected to occur in the middle of 2016.

On the Effective Date, Micron BV, Buyer and Micron also entered into the following agreements in connection with the Share Swap:

Voting and Support Agreement

Micron BV and Buyer entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with NTC, pursuant to which NTC has agreed, subject to applicable law, to (1) cause its representatives on the board of directors of Inotera to vote in favor of and approve proposed board actions relevant to the Share Swap and (2) vote its Inotera shares in favor of and approve shareholder actions relevant to the Share Swap. Pursuant to the Voting and Support Agreement, NTC has further agreed not to transfer any of its Inotera shares so long as the Voting and Support Agreement is in effect.

The Voting and Support Agreement will terminate automatically upon (1) the termination of the Framework Agreement (unless such termination is in connection with the execution of a Definitive Share Swap Agreement) or (2) if Micron BV, Buyer and Inotera enter into a Definitive Share Swap Agreement, the termination of the Definitive Share Swap Agreement.

Share Purchase Agreement

Micron entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with NTC, pursuant to which, on the terms and subject to the conditions of the Share Purchase Agreement, Micron has the option to issue shares of Micron common stock (the “Micron Shares”) to NTC in an amount that will result in proceeds to Micron of up to NT$31.5 billion. The per share purchase price for the Micron Shares in any such issuance will be equal to the NT$ equivalent of the average of the closing sale price of one share of Micron common stock during the 30 consecutive trading day period ending on and including the thirtieth (30th) trading day prior to the consummation of the Share Swap. Any proceeds from the issuance of Micron Shares will be used to fund a portion of the consideration payable in the Share Swap.

Micron’s offer and sale of the Micron Shares pursuant to the Share Purchase Agreement will be conducted as a private placement pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The consummation of the issuance of the Micron Shares pursuant to the Share Purchase Agreement is subject to various conditions, including but not limited to receipt of necessary regulatory approvals from authorities in the United States.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above related to the Share Purchase Agreement is hereby incorporated by reference.

Item 8.01.	Other Events

On December 14, 2015, the Company issued a press release announcing the Share Swap and related agreements. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Exhibit No.	Description
99.1	Press Release issued on December 14, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	December 14, 2015	By:	/s/ Ernest E. Maddock
		Name:	Ernest E. Maddock
		Title:	Chief Financial Officer and Vice President, Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED DECEMBER 14, 2015

Exhibit	Description
99.1	Press Release issued on December 14, 2015

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